UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2020

J.JILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of principal executive offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On September 16, 2020, J.Jill, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) elected each of the two Class III director nominees and (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2021.  A description of each proposal voted on at the Annual Meeting, and the voting results for each such proposal, are set forth below.
1.          The proposal to elect two directors to the Company’s Board of Directors, each to serve as a Class III director for a term of three years expiring at the Company’s Annual Meeting of Stockholders to be held in 2023 and until such director’s successor has been duly elected and qualified, was approved by the votes set forth below:
Nominee	Votes For	Votes Withheld	Broker Non-Votes

Michael Rahamim	27,289,439	1,696,666	6,857,359

Andrew Rolfe	27,202,672	1,783,433	6,857,359

2.          The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2021 was ratified by the votes set forth below:
For	Against	Abstentions	Broker Non-Votes

35,615,522	85,397	142,545	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2020
J.JILL, INC.

By:	/s/ Vijay Moses
Name:	Vijay Moses
Title:	Vice President, General Counsel and Secretary